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[LOGO]                                                              Exhibit 23.1

                                                    PricewaterhouseCoopers LLP
                                                    Chartered Accountants
                                                    1250 Rene-Levesque Blvd West
                                                    Suite 3500
                                                    Montreal Quebec
                                                    Canada H3B 2G4
                                                    Telephone + 1 (514) 205 5000
                                                    Facsimile +1 (514) 938 5709


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Directors of
Alcan Aluminium Limited


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 11, 1999, which appears on page 40 of the 1998 Annual Report to Shareholders of Alcan Aluminium Limited. Our report is incorporated by reference in Alcan Aluminium Limited's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our Comments for U.S. Readers on Canada - U.S. Reporting Differences, which appears on page 29 of such Annual Report on Form 10-K. We also consent to the reference to us under the caption "Experts" in such Prospectus.


Montreal, Canada                                /s/ PricewaterhouseCoopers LLP
April 19, 1999                                  -------------------------------
                                                PricewaterhouseCoopers LLP